EXHIBIT 31.2

CERTIFICATIONS UNDER SECTION 302

I, David M. Wurzer, certify that:

1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A of CuraGen Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 11, 2005

/s/ David M. Wurzer
David M. Wurzer
Executive Vice-President, Chief Financial Officer
and Treasurer (principal financial and accounting officer of the registrant)